Exhibit 99.77(m)

ATTACHMENT FOR CURRENT FILING OF N-SAR
SUB-ITEM 77M

Immediately after the close of business on December 6, 2013, the Fundamental Large Cap Value Trust acquired the assets (subject to all the liabilities) of All Cap Value Trust in exchange for the shares of the Fundamental Large Cap Value Trust. The transaction was approved by the Board of Trustees of each portfolio on June 24-26, 2013 and by shareholders of the All Cap Value Trust on October 10, 2013. The terms of the transactions are set forth in the Plan of Reorganization dated June 26, 2013, attached as Sub-Item 77Q Exhibit A.

Immediately after the close of business on December 6, 2013, the Core Strategy Trust acquired the assets (subject to all the liabilities) of Core Allocation Plus Trust in exchange for the shares of the Core Strategy Trust. The transaction was approved by the Board of Trustees of each portfolio on June 24-26, 2013 and by shareholders of the Core Allocation Plus Trust on October 10, 2013. The terms of the transactions are set forth in the Plan of Reorganization dated June 26, 2013, attached as Sub-Item 77Q Exhibit A.

Immediately after the close of business on December 6, 2013, the Core Strategy Trust acquired the assets (subject to all the liabilities) of Core Fundamental Holdings Trust in exchange for the shares of the Core Strategy Trust. The transaction was approved by the Board of Trustees of each portfolio on June 24-26, 2013 and by shareholders of the Core Fundamental Holdings Trust on October 10, 2013. The terms of the transactions are set forth in the Plan of Reorganization dated June 26, 2013, attached as Sub-Item 77Q Exhibit A.

Immediately after the close of business on December 6, 2013, the Core Strategy Trust acquired the assets (subject to all the liabilities) of Core Global Disciplined Diversification Trust in exchange for the shares of the Core Strategy Trust. The transaction was approved by the Board of Trustees of each portfolio on June 24-26, 2013 and by shareholders of the Core Global Disciplined Diversification Trust on October 10, 2013. The terms of the transactions are set forth in the Plan of Reorganization dated June 26, 2013, attached as Sub-Item 77Q Exhibit A.

Immediately after the close of business on December 6, 2013, the Core Strategy Trust acquired the assets (subject to all the liabilities) of Disciplined Diversification Trust in exchange for the shares of the Core Strategy Trust. The transaction was approved by the Board of Trustees of each portfolio on June 24-26, 2013 and by shareholders of the Disciplined Diversification Trust on October 10, 2013. The terms of the transactions are set forth in the Plan of Reorganization dated June 26, 2013, attached as Sub-Item 77Q Exhibit A.

Immediately after the close of business on December 6, 2013, the Core Strategy Trust acquired the assets (subject to all the liabilities) of Fundamental Holdings Trust in exchange for the shares of the Core Strategy Trust. The transaction was approved by the Board of Trustees of each portfolio on June 24-26, 2013 and by shareholders of the Fundamental Holdings Trust on October 10, 2013. The terms of the transactions are set forth in the Plan of Reorganization dated June 26, 2013, attached as Sub-Item 77Q Exhibit A.

Immediately after the close of business on December 6, 2013, the Core Strategy Trust acquired the assets (subject to all the liabilities) of Global Diversification Trust in exchange for the shares of the Core Strategy Trust. The transaction was approved by the Board of Trustees of each portfolio on June 24-26, 2013 and by shareholders of the Global Diversification Trust on October 10, 2013. The terms of the transactions are set forth in the Plan of Reorganization dated June 26, 2013, attached as Sub-Item 77Q Exhibit A.

Immediately after the close of business on December 6, 2013, the Small Cap Opportunities Trust acquired the assets (subject to all the liabilities) of Smaller Company Growth Trust in exchange for the shares of the Small Cap Opportunities Trust. The transaction was approved by the Board of Trustees of each portfolio on June 24-26, 2013 and by shareholders of the Smaller Company Growth Trust on October 10, 2013. The terms of the transactions are set forth in the Plan of Reorganization dated June 26, 2013, attached as Sub-Item 77Q Exhibit A.